                                                                    EXHIBIT 32.1

                                  CERTIFICATION


     Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), J. William Freytag, the Chief Executive Officer of Myogen, Inc. (the "COMPANY"), and Joseph L. Turner, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

     1. The Company's Annual Report on Form 10-K for the period ended December 31, 2005, to which this Certification is attached as Exhibit 32.1 (the "PERIODIC REPORT"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the periods covered by the Periodic Report.


Dated: March 15, 2006


/s/ J. William Freytag                             /s/ Joseph L. Turner
-----------------------------                      -----------------------------
Chief Executive Officer                            Chief Financial Officer
(Principal Executive Officer)                      (Principal Financial Officer)


     A signed original of this written statement required by Section 906 has been provided to Myogen, Inc. and will be retained by Myogen, Inc. and furnished to the Securities and Exchange Commission ("SEC") or its staff upon request. This certification "accompanies" the Form 10-K to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.